Exhibit 7

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Medicrea International, under the U.S. Securities Act of 1933, as amended, of American Depositary Shares (the “ADSs”). Such ADSs will be registered on a registration statement on Form F-6 (the “Registration Statement”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Denys Sournac and Fabrice Kilfiger, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signatures	Capacity
June 21, 2018	/s/ Denys Sournac Denys Sournac	Chairman and Chief Executive Officer
June 21, 2018	/s/ Fabrice Kilfiger Fabrice Kilfiger	Chief Financial Officer and Chief Accounting Officer
	___________________ Richard Kienzle	Director
June 22, 2018	/s/ Jean-Philippe Caffiero Jean-Philippe Caffiero	Deputy Chief Executive Officer and Director
June 22, 2018	/s/ Marc Recton Marc Recton	Director
June 21, 2018	/s/ Christophe Bonnet Christophe Bonnet	Director
June 21, 2018	/s/ Jean Joseph Moreno Jean Joseph Moreno	Director
June 21, 2018	/s/ Patrick Bertrand Patrick Bertrand	Director
June 21, 2018	/s/ François-Régis Ory François-Régis Ory	Director
	_________________ Pierre Burel	Director
June 22, 2018	/s/ Pierre Olivier Pierre Olivier	Director